Exhibit 99.b(q)(6)

POWER OF ATTORNEY

I, the undersigned Director of M Fund, Inc. (the “Company”), hereby constitute and appoint David Lees and Dan Byrne, and each of them severally, as my true and lawful attorneys-in-fact and agent, for them and in their names, place and stead, in any and all capacities, to sign one or more post-effective amendments to the Company’s registration statement on Form N-1A (File No. 33-95472) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, any and all amendments to such registration statement, any and all applications for exemptive orders and rulings, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration of the Company and its shares of capital stock, without limitation, granting unto said attorneys-in-fact, and each of them severally, full power and authority to do or cause to be done each and every act and thing requisite and necessary in order to effectuate the same as fully to all intents and purposes as they might do or could do if personally present, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said attorneys-in-fact, or any of them, would have if acting personally.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.  The power of attorney is effective for all documents filed on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 8th day of January, 2008.

/s/ Kenneth A. Drucker
Kenneth Drucker